UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MFA MORTGAGE INVESTMENTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	13-3974868 (I.R.S. Employer Identification Number)

350 Park Avenue, 21st Floor New York, New York (Address of Principal Executive Offices)	10022 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-106606

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be
Registered:
8.50% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     The information required by this Item 1 is set forth under the caption “Description of the Series A Preferred Stock” in the Registrant’s prospectus supplement, dated April 22, 2004, to the prospectus dated June 3, 2003, included as part of the Registrant’s registration statement on Form S-3 (Registration No. 333-106606), filed on June 27, 2003, covering the offer and sale of shares of the class of securities to be registered hereby, which description is incorporated herein by reference.

ITEM 2  EXHIBITS.

     The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MFA MORTGAGE INVESTMENTS, INC.

Date: April 23, 2004	By:	/s/ Timothy W. Korth Timothy W. Korth General Counsel, Senior Vice President-Business Development and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Form 8-K, dated April 10, 1998, filed by the Registrant pursuant to the 1934 Act (Commission File No. 1-13991)).

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated August 6, 2002 (incorporated herein by reference to Form 8-K, dated August 13, 2002, filed by the Registrant pursuant to the 1934 Act (Commission File No. 1-13991)).

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated August 16, 2002 (incorporated herein by reference to Exhibit 3.3 of the Form 10-Q, for the quarter ended September 30, 2002, filed by the Registrant pursuant to the 1934 Act (Commission File No. 1-13991)).

3.4	Form of Articles Supplementary designating the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share).

4	Specimen certificate representing the 8.50% Series A Cumulative Redeemable Preferred Stock.